                                                                    Exhibit 10.1

--------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT

                               dated June 6, 1997

                                     among

                  BGH S.A., MOTOROLA INTERNATIONAL DEVELOPMENT

                    CORPORATION and JACOBEL S.A., as Sellers

                                      and

                     MTEL LATIN AMERICA, INC., as Purchaser


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  DEFINITIONS....................................................     3

 1.1  Certain Definitions.................................................     3
 1.2  Other Terms.........................................................    11
 1.3  Other Definitional Provisions.......................................    11

ARTICLE II  SALE AND PURCHASE.............................................    12

 2.1  Sale and Purchase...................................................    12
 2.2  Closing.............................................................    13
 2.3  Payment.............................................................    13
 2.4  Adjustment of the Purchase Price....................................    15
 2.5  Excess Cash Distribution and Special Sale...........................    18

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE SELLERS................    21

 3.1  Organization........................................................    21
 3.2  Authority to Execute and Deliver this Agreement.....................    22
 3.3  Ownership of Purchased Shares.......................................    22
 3.4  No Conflict.........................................................    23
 3.5  Rights Relating to Purchased Shares.................................    23
 3.6  Capitalization; No Liens............................................    24
 3.7  Financial Information...............................................    24
 3.8  Changes.............................................................    25
 3.9  Taxes...............................................................    25
 3.10 Compliance..........................................................    26
 3.11 Consents and Approvals..............................................    26
 3.12 Litigation..........................................................    27
 3.13 Employee Benefit Matters............................................    27
 3.14 Labor Matters.......................................................    28
 3.15 Voting and Other Agreements.........................................    28
 3.16 Material Contracts..................................................    28
 3.17 Properties..........................................................    29
 3.18 Insurance...........................................................    30
 3.19 Intellectual Property...............................................    30
 3.20 Frequencies.........................................................    31


 3.21 Inventory...........................................................    32
 3.22 Accounts Receivable and other Receivables...........................    32
 3.23 Dividends and Other Distributions...................................    32
 3.24 Brokers or Finders..................................................    33
 3.25 Environmental Matters...............................................    33
 3.26 Undisclosed Liabilities.............................................    34
 3.27 Certain Interests...................................................    34
 3.28 Foreign Corrupt Practices Act.......................................    34
 3.29 Solvency of BGH and Jacobel.........................................    34

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............    35

 4.1  Organization........................................................    35
 4.2  Authority to Execute and Deliver this Agreement.....................    35
 4.3  No Conflict.........................................................    36
 4.4  Consents and Approvals..............................................    36
 4.5  Absence of Litigation...............................................    36
 4.6  Brokers or Finders..................................................    37
 4.7  Newbridge Latin America, L.P. Purchase Obligation...................    37
 4.8  Financial Information...............................................    37
 4.9  Changes.............................................................    38

ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS; ADDITIONAL AGREEMENTS    38

 5.1  Operation of the Company............................................    38
 5.2  Operation of the Purchaser..........................................    39
 5.3  Operation of Mtel Argentina.........................................    39
 5.4  Restricted  Activity................................................    40
 5.5  CNC Letter; Merger of the Company and Mtel Argentina................    46
 5.6  Directors of Mtel Argentina.........................................    47

ARTICLE VI CONDITIONS PRECEDENT...........................................    47

 6.1  Conditions to Each Party's Obligations..............................    47
 6.2  Conditions to Obligations of the Purchaser..........................    48
 6.3  Conditions to Obligations of each Seller............................    48

ARTICLE VII  THE CLOSING..................................................    49

 7.1  Resignation of Directors............................................    49
 7.2  Notice of Transfer of the Purchased Shares..........................    49
 7.3  Purchase Price......................................................    50
 7.4  Legal Opinions......................................................    50
 7.5  Other Documents.....................................................    50
 7.6  Company Expenses....................................................    50

ARTICLE VIII  INDEMNIFICATION.............................................    51

 8.1  Indemnification by the Sellers......................................    51
 8.2  Indemnification by the Purchaser....................................    54
 8.3  Indemnification Procedures; Third Party Claims......................    54
 8.4  Exclusive Remedy....................................................    57
 8.5  Offset..............................................................    57
 8.6  Certain Tax Matters.................................................    58
 8.7  Reporting Indemnity Payments........................................    62

ARTICLE IX  MISCELLANEOUS.................................................    63

 9.1  Survival of Representations and Warranties..........................    63
 9.2  Waivers and Amendments..............................................    63
 9.3  Notices, etc........................................................    64
 9.4  Submission to Jurisdiction..........................................    64
 9.5  Governing Law.......................................................    65
 9.6  Successors and Assigns..............................................    65
 9.7  Entire Agreement....................................................    65
 9.8  Severability........................................................    65
 9.9  Titles and Subtitles................................................    66
 9.10 Counterparts........................................................    66
 9.11 Delays or Omissions.................................................    66
 9.12 Expenses............................................................    66
 9.13 Termination.........................................................    66
 9.14 Judgment Currency...................................................    67
 9.15 Access of Information; Confidentiality..............................    68

EXHIBITS
--------

Exhibit A-1   Form of BGH Promissory Note
Exhibit A-2   Form of Jacobel Promissory Note
Exhibit A-3   Form of Motorola Promissory Note
Exhibit B-1   Form of BGH Bridge Note


Exhibit B-2   Form of Jacobel Bridge Note
Exhibit B-3   Form of Motorola Bridge Note
Exhibit C     Form of Pledge Agreement
Exhibit D     Memorandum of Understanding Relating to Implementation of a Two-
              Way Paging System in Argentina
Exhibit E     Form of CNC Letter
Exhibit F     Form of Collateral Agency Agreement
Exhibit G     Form of Legal Opinions of Counsel to the
              Purchaser


          STOCK PURCHASE AGREEMENT, dated June 6, 1997 (the "Agreement"),
                                                             ---------
entered into by and among BGH S.A., a corporation organized and existing under the laws of the Republic of Argentina ("BGH"), Motorola International
                                        ---
Development Corporation, a corporation organized and existing under the laws of the State of Delaware ("Motorola"), Jacobel S.A., a corporation organized and
                        --------
existing under the laws of the Republic of Argentina ("Jacobel") and Mtel Latin
                                                       -------
America, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Purchaser").
                  ---------

          WHEREAS, BGH owns 213 Class A Shares and 563,387 Class B Shares of the common stock of Radiomensaje S.A.C. (the "Company"), Motorola owns 143 Class A
                                          -------
Shares and 399,857 Class B Shares of the common stock of the Company, and Jacobel owns 36,400 Class B Shares of the common stock of the Company (all shares mentioned in this paragraph being treated as a single class and collectively referred to herein as the "Shares");
                                        ------

          WHEREAS, BGH, Motorola and Jacobel (hereinafter individually a "Seller" and collectively the "Sellers") wish to sell to the Purchaser, and the
 ------                        -------
Purchaser wishes to purchase from the Sellers, the Purchased Shares (as defined in Section 2.1 hereof), all upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Purchaser and the Sellers are simultaneously entering into a Memorandum of Understanding Relating to Implementation of a Two-Way Paging System in Argentina, dated the date hereof, among the Sellers and the Purchaser in the form attached hereto as Exhibit D (the "MOU") providing, among
                                                         ---
other things, that they shall negotiate in good faith with regard to forming a joint venture to conduct Two-Way Paging (as defined herein) in Argentina.

          NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I


                                  DEFINITIONS
                                  -----------

          1.1  Certain Definitions.  The following capitalized terms used in
               -------------------
this Agreement shall have the meanings set forth below:

          "Affiliate" or "affiliate" means, with respect to any specified
           ---------      ---------
Person, any Person directly or indirectly controlling, controlled by, or under common control with, such specified Person, at any time during the period for which the determination of affiliation is being made; provided that in the case of a Person who is an individual, such terms shall also include members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended).

          "Agreement" has the meaning set forth in the preamble hereof.
           ---------

          "Arbitrating Auditor" has the meaning set forth in Section 2.4(c)
           -------------------
hereof.

          "Argentine GAAP" means generally accepted accounting principles as
           --------------
applied in Argentina.

          "Asserted Liability" has the meaning set forth in Section 8.3 hereof.
           ------------------

          "BGH" has the meaning set forth in the preamble hereof.
           ---

          "BGH Promissory Note" has the meaning set forth in Section 5.4(b)
           -------------------
hereof.

          "Bridge Notes" have the meaning set forth in Section 2.3(c) hereof.
           ------------

          "Business Day" means a day in which banks are opened for business in
           ------------
Buenos Aires, Argentina and New York, New York.

          "Carrier's Carrier" has the meaning set forth in Section 5.4(h)
           -----------------
hereof.

          "Closing" has the meaning set forth in Section 2.2 hereof.
           -------

          "Closing Balance Sheet" has the meaning set forth in Section 2.4(a)
           ---------------------
hereof.

          "Closing Date" has the meaning set forth in Section 2.2 hereof.
           ------------

          "CNC" has the meaning set forth in Section 6.1(a) hereof.
           ---

          "CNC Letter" has the meaning set forth in Section 5.5(a) hereof.
           ----------

          "Company" has the meaning set forth in the preamble hereof.
           -------

          "Company Expenses" means any out-of-pocket costs and expenses incurred
           ----------------
by the Company for the benefit of any Seller in connection with the transactions contemplated by this Agreement on or prior to the date hereof and shall include, without limitation, any attorneys and financial advisory fees and expenses.

          "CRM" has the meaning set forth in Section 5.4(c) hereof.
           ---

          "CRM Entity" has the meaning set forth in Section 5.4(e) hereof.
           ----------

          "Dispute" has the meaning set forth in Section 9.4(a) hereof.
           -------

          "Dividend" has the meaning set forth in Section 2.5(d) hereof.
           --------

          "Dollars" or "$" means the lawful currency of the United States of
           -------      -
America.

          "Environmental Laws" has the meaning set forth in Section 3.25 hereof.
           ------------------

          "Estatutos" means with respect to any corporate entity, the charter
           ---------
and by-laws of such corporate entity.

          "Estimated Working Capital Balance" has the meaning set forth in
           ---------------------------------
Section 6.3(c) hereof.

          "Excess Cash Distribution" means one or more cash distributions made
           ------------------------
by the Company to the Sellers (by way of dividends or otherwise) or to the directors appointed by the Sellers (by way of directors' fees or otherwise) in an amount so as not to prohibit the Chief Financial Officer of the Company from delivering the Officers Certificate referred to in Section 6.3(c) or to make untrue any of the statements contained therein.

          "Excluded Liabilities" has the meaning set forth in Section 2.5(b)
           --------------------
hereof.

          "Financial Statements" has the meaning set forth in Section 3.7
           --------------------
hereof.

          "Hazardous Materials" has the meaning set forth in Section 3.25
           -------------------
hereof.

          "Indebtedness" means (1) all indebtedness or liability for borrowed
          -------------
money; (2) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (3) all obligations for the deferred purchase price of property or services (including trade obligations); (4) all obligations as lessee under capital leases; (5) all current liabilities in respect of unfunded vested benefits under employee benefit plans covered by Argentine regulation;
(6)
all obligations under letters of credit; (7) all obligations under acceptance facilities; (8) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any person or entity, or otherwise to assure a creditor against loss; and (9) all obligations secured by any mortgage, lien, pledge, or security interest or other charge or encumbrance on property, whether or not the obligations have been assumed.

          "Intangible Property" has the meaning set forth in Section 3.19(a)
           -------------------
hereof.

          "Jacobel" has the meaning set forth in the preamble hereof.
           -------

          "Knowledge of the Seller" or "Seller's Knowledge" and corresponding
           -----------------------      ------------------
terms with respect to each Seller mean, with respect to matters relating to a Seller, the actual knowledge of the senior executive officers of the relevant Seller with respect to such matters and, in the case of any matters relating to the Company, the actual knowledge, after due inquiry, of any of the senior executive officers of the Company.

          "License Indemnity" has the meaning set forth in Section 8.1(a)
           -----------------
hereof.

          "Licenses" has the meaning set forth in Section 3.20 hereof.
           --------

          "Lien" means any lien, security interest, hypothecation, easement,
           ----
mortgage, pledge, usufruct, assignment to a trustee, conditional sale or other title retention agreement, court or official attachment orders or any other encumbrance having the effect of constituting a security interest.

          "Losses" has the meaning set forth in Section 8.1(a) hereof.
           ------

          "Material Adverse Change" and "Material Adverse Effect" mean any
           -----------------------       -----------------------
change in, or effect on, as the case may be, the Company, that is materially adverse to the assets, business, results of operations or the condition (financial or otherwise) of the Company, but shall exclude any change or effect principally due to general economic or industry wide conditions in the One-Way Paging Business.

          "Material Contracts" have the meaning set forth in Section 3.16
           ------------------
hereof.

          "Merger" has the meaning set forth in Section 5.5(b) hereof.
           ------

          "Motorola" has the meaning set forth in the preamble hereof.
           --------

          "Motorola Promissory Note" has the meaning set forth in Section 5.4(b)
           ------------------------
hereof.

          "MOU" has the meaning set forth in the preamble hereof.
           ---

          "Mtel Argentina" has the meaning set forth in Section 2.3(b) hereof.
           --------------

          "Net Book Value" means the book value of the relevant asset as
           --------------
reflected in the accounting records of the Company, net of reserves, amortization or depreciation applicable thereto under Argentine GAAP.

          "Notes" have the meaning set forth in Section 2.3(b) hereof.
           -----

          "Notice of Disagreement" has the meaning set forth in Section 2.4(c)
           ----------------------
hereof.

          "One-Way Paging" has the meaning set forth in Section 5.4(h) hereof.
           --------------

          "One-Way Paging Business" has the meaning set forth in Section 5.4(h)
           -----------------------
hereof.

          "One-Way Paging System" has the meaning set forth in Section 5.4(h)
           ---------------------
hereof.

          "Operating Approvals" have the meaning set forth in Section 3.10
           -------------------
hereof.

          "Party" has the meaning set forth in Section 9.4(a) hereof.
           -----

          "Person" means any natural person, corporation, association,
           ------
partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization, including a government or any political subdivision, department or agency of any government.

          "Plans" has the meaning set forth in Section 3.13 hereof.
           -----

          "Pledge Agreement" has the meaning set forth in Section 2.3(b) hereof.
           ----------------

          "Pledged Shares" has the meaning set forth in Section 2.3(b) hereof.
           --------------

          "Proceeds" has the meaning set forth in Section 8.1(b) hereof.
           --------

          "Properties" has the meaning set forth in Section 3.17 hereof.
           ----------

          "Proprietary Information" has the meaning set forth in Section 9.15
           -----------------------
hereof.

          "Ps." means the lawful currency of the Republic of Argentina.
           ---

          "Purchase Price" has the meaning set forth in Section 2.1 hereof.
           --------------

          "Purchase Price Adjustment" has the meaning set forth in Section
           -------------------------
2.4(b) hereof.

          "Purchased Shares" has the meaning set forth in Section 2.1 hereof.
           ----------------

          "Purchaser" has the meaning set forth in the preamble hereof.
           ---------

          "Purchaser Financial Statements" have the meaning set forth in Section
           ------------------------------
4.8(a) hereof.

          "Reimbursement Amounts" has the meaning set forth in Section 2.5(f)
           ---------------------
hereof.

          "Repeater Business" has the meaning set forth in Section 2.5(h)
           -----------------
hereof.

          "Repeater Business Assets" has the meaning set forth in Section 2.5(h)
           ------------------------
hereof.

          "Representatives" has the meaning set forth in Section 9.15 hereof.
           ---------------

          "Request" has the meaning set forth in Section 9.4(a) hereof.
           -------

          "Reserves" has the meaning set forth in Section 8.1(b) hereof.
           --------

          "Sellers" has the meaning set forth in the preamble hereof.
           -------

          "Services" has the meaning set forth in Section 2.5(f) hereof.
           --------

          "Shares" has the meaning set forth in the preamble hereof.
           ------

          "Special Sale" has the meaning set forth in Section 2.5(b) hereof.
           ------------

          "Specified Representations" means the representations and warranties
           -------------------------
contained in (i) Sections 3.1(a), 3.2 and 3.3 hereof, and (ii) Sections 3.4, 3.5, 3.11 and 3.29 hereof insofar as such representations and warranties are being made by a Seller with respect to such Seller; provided that, Specified Representations shall not include the representations and warranties contained in Sections 3.4, 3.5 and 3.11 hereof insofar as such representations and warranties are being made by a Seller with respect to the Company.

          "Stockholders Agreement" has the meaning set forth in Section 3.15(b)
           ----------------------
hereof.

          "Taxes" means all taxes, charges, fees, levies or other assessments,
           -----
including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, turnover, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed or collected by any taxing authority, including any national, provincial, state, local or other taxing authority, including but not limited to, any political subdivision, instrumentality, agency or similar body of any Argentine or local taxing authority.

          "Tax Returns" means all returns, declarations, reports, estimates,
           -----------
information returns and statements and other documents of, relating to, or required to be filed in respect of any and all Taxes.

          "Territory" has the meaning set forth in Section 5.4(h) hereof.
           ---------

          "Transaction Documents" means this Agreement, the Notes, the Bridge
           ---------------------
Notes and the Pledge Agreements.

          "Two-Way Paging" has the meaning set forth in Section 5.4(h) hereof.
           --------------

          "Two-Way Paging Business" has the meaning set forth in Section 5.4(h)
           -----------------------
hereof.

          "Two-Way Paging System" has the meaning set forth in Section 5.4(h)
           ---------------------
hereof.

          "Working Capital Adjustment" means the difference (which difference
           --------------------------
may be a negative number) between (i) $777,219 and (ii) the Working Capital Balance as of the Closing Date as set forth on the Closing Balance Sheet.

          "Working Capital Assets" means the sum of any amounts included in the
           ----------------------
line items "Caja y Bancos", "Inversiones", "Creditos por Ventas", "Otros Creditos" and "Bienes de Cambio" included within the "Activo Corriente" on the balance sheets of the Company.

          "Working Capital Balance" means, as of any time, the difference (which
           -----------------------
difference may be a negative number) between (i) the Working Capital Assets and
(ii) the Working Capital Liabilities at such time.

          "Working Capital Liabilities" means the sum of any amounts included in
           ---------------------------
the line items "Cuentas por Pagar", "Cargas Sociales", "Cargas Fiscales" and "Otros Pasivos" included within the "Pasivo Corriente" on the balance sheets of the Company.

          1.2  Other Terms.  Other terms may be defined elsewhere in the text of
               -----------
this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

          1.3  Other Definitional Provisions.  The words "hereof", "herein" and
               -----------------------------              ------    ------
"hereunder" and words of similar import, when used in this Agreement, shall
 ---------
refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. Unless otherwise expressly indicated, the word "including" shall always be read as if followed by the words "without limitation" whether these words are actually mentioned or not. The phrase "the transactions contemplated hereby or thereby" shall not include or be deemed to include the Merger.

                                  ARTICLE II


                               SALE AND PURCHASE
                               -----------------

          2.1  Sale and Purchase.  Upon the basis of the representations and
               -----------------
warranties and subject to the terms and conditions of this Agreement, each Seller will sell to the Purchaser and the Purchaser will purchase from each Seller all of the right, title and interest of such Seller in and to the number of Shares set forth alongside such Seller's name in Schedule 2.1 (the "Purchased
                                                                       ---------
Shares") at a purchase price per Purchased Share of $32 or an aggregate purchase
------
price of $32,000,000 (the "Purchase Price"), payable as provided for in Section
                           --------------
2.3 hereof and adjusted as contemplated in Section 2.4 hereof. The obligation hereunder of each Seller to sell the Purchased Shares owned by it is several but not joint. The purchase of any of the Purchased Shares by the Purchaser is conditioned upon the sale by all the Sellers of all of the Purchased Shares.
The Purchaser shall have no obligation to purchase any of the Purchased Shares if one or more of the Sellers does not participate in such sale. The Purchaser shall also be entitled as part of the sale, without any increase in the Purchase Price, to (i) the rights to dividends, whether declared or not as of the date hereof, and other corporate distributions, corresponding to the Purchased Shares; (ii) all amounts contributed by the Sellers and their Affiliates to the Company as capital but not yet capitalized; (iii) all proceeds from any loans made by the Sellers and their Affiliates to the Company and outstanding on the date hereof; and (iv) any and all other rights pertaining to the

Purchased Shares for which rights are outstanding on the date hereof, in each case other than the Special Sale, the Excess Cash Distribution and the reimbursement of management fees to the Sellers (by way of directors' fees or otherwise) which shall occur prior to the Closing.

          2.2  Closing.  The closing (the "Closing") of the purchase and sale of
               -------                     -------
the Purchased Shares shall take place at the offices of Chadbourne & Parke LLP at 30 Rockefeller Plaza, New York, New York at 10:00 a.m. (New York time) as soon as practicable (but in no event more than three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VI hereof (the date of such Closing, the "Closing Date").
                                                               ------------
Upon the terms and subject to the conditions of this Agreement, at the Closing each Seller agrees to take such actions as may be necessary under Argentine law to transfer to the Purchaser full title to the Purchased Shares of such Seller free and clear of all Liens and for the Company to register the Purchased Shares, free and clear of all Liens, in the Purchaser's name on the Company's stock ledger against receipt by such Seller of the Purchase Price and shall deliver the share certificates evidencing the Purchased Shares to the Purchaser.

          2.3  Payment.  At the Closing, the following payments and deliveries
               -------
shall be made:

          (a) The Purchaser shall pay an aggregate amount of $16,000,000 in immediately available funds by wire transfer in the amounts and to the accounts set forth below:

     (i) to Motorola: $6,400,000 to account no. 40669411 (routing 021-000-089)
at Citibank, New York, New York;

     (ii) to BGH: $9,170,072 to account no. 400-339250 (routing 021-000-021) at
The Chase Manhattan Bank, New York, New York; and

     (iii) to Jacobel: $429,928 to account no. 18176354 (routing 021-001-033) at
Bankers Trust Company, New York, New York.

          (b) The Purchaser shall assign and deliver to BGH, Jacobel and Motorola promissory notes (each, a "Note" and collectively, the "Notes") with an
                                    ----                         -----
aggregate principal amount of $8,000,000 issued by Mtel Argentina S.A., a wholly owned subsidiary of the Purchaser and a corporation organized and existing under the laws of the Republic of Argentina ("Mtel Argentina"), in the forms attached
                                        --------------
hereto as Exhibits A-1, A-2 and A-3, respectively. The Notes evidence an intercompany loan in such aggregate principal amount made by the Purchaser to Mtel Argentina. As of the date of this Agreement and as of the Closing Date, there is and shall be no breach of any representation or warranty of Mtel Argentina under any Note, and Mtel Argentina has performed and shall have performed and complied with all of its covenants and agreements required thereunder to be performed or complied with by it prior to or at the Closing, in each case as if such Notes were issued as of the date hereof. The Notes shall be secured by a pledge agreement pledging all of the Purchased Shares (the

"Pledged Shares") until the closing of the Merger, on the terms and subject to
---------------
the conditions set forth therein, to be delivered by the Purchaser to the collateral agent referred to below for the equal and ratable benefit of BGH, Jacobel and Motorola in the form attached hereto as Exhibit C (the "Pledge
                                                                    ------
Agreement").  The Purchaser shall designate The Chase Manhattan Bank, as
---------
collateral agent (all of whose fees and expenses shall be borne by the Purchaser) under the Pledge Agreement for the purpose of holding and administering the Pledged Shares, and at the Closing the Sellers will enter into a collateral agency agreement with such collateral agent substantially in the form attached hereto as Exhibit F which shall govern the rights of the Sellers with regard to the Pledged Shares. The Notes shall be issued to the Purchaser and assigned to each Seller in the principal amounts set forth below:

          Motorola:    $3,200,000
          BGH:         $4,508,800
          Jacobel:     $  291,200

          (c) The Purchaser shall execute and deliver to BGH, Jacobel and Motorola bridge promissory notes (each, a "Bridge Note" and collectively, the
                                           -----------
"Bridge Notes") with an aggregate principal amount of $8,000,000 issued by the
 ------------
Purchaser in the forms attached hereto as Exhibits B-1, B-2 and B-3, respectively. As of the date of this Agreement and as of the Closing Date, there is and shall be no breach of any representation or warranty of the Purchaser under any Bridge Note, and the Purchaser has performed and shall have performed and complied with all of its covenants and agreements required thereunder to be performed or complied with by it prior to or at the Closing, in each case as if such Bridge Notes were issued as of the date hereof. The Bridge Notes shall be issued to each Seller in the principal amounts set forth below:

          Motorola:                                 $3,200,000
          BGH:                                      $4,508,800
          Jacobel:                                  $  291,200

          2.4  Adjustment of the Purchase Price.

          (a) As promptly as practicable following the Closing, but in any event no later than 45 (forty-five) days after the Closing Date, the Purchaser shall cause the Company to prepare and deliver to the Sellers a balance sheet for the Company as of the Closing Date which balance sheet shall not give effect to any actions taken or events occurring after the Closing (the "Closing Balance
                                                                 ---------------
Sheet") and which shall be audited by Deloitte & Touche in accordance with
-----
Argentine GAAP consistently applied by the Company and shall be prepared by the Company in accordance with the same accounting policies and practices used in the preparation of the Financial Statements to the extent such policies and practices do not contradict Argentine GAAP. The Purchaser shall cause the Company to prepare and deliver to the Sellers and the Purchaser a preliminary Closing Balance Sheet for review and to Deloitte & Touche for audit at least 20 (twenty) days prior to the delivery of the Closing Balance Sheet. Any delay in delivery of the Closing Balance Sheet attributable to Deloitte & Touche or their failure to deliver a satisfactory audit on a timely basis shall not be considered a breach of this
Section 2.4 by the Purchaser so long as the Purchaser shall have caused the Company to deliver to Deloitte & Touche for audit the Closing Balance Sheet as soon as practicable following the Closing.

          (b) Subject to subsection (c) below, within 20 (twenty) days after delivery to the Sellers of the Closing Balance Sheet pursuant to subsection (a) above, the Sellers agree to pay to the Purchaser in cash the purchase price adjustment (the "Purchase Price Adjustment") if it is a positive amount and the
                 -------------------------
Purchaser agrees to pay to the Sellers in cash the Purchase Price Adjustment if it is a negative amount. The Purchase Price Adjustment shall be equal to the Working Capital Adjustment; provided, however, that no adjustment shall be made if the Purchase Price Adjustment does not exceed a positive or negative number of $10,000, as the case may be.

          (c) If the Purchaser or the Sellers in good faith disagree with the Closing Balance Sheet, then any such party shall notify the other party in writing (the "Notice of Disagreement") of such disagreement within twenty (20)
              ----------------------
days after delivery of the Closing Balance Sheet to the Sellers. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement. The parties shall have forty-five (45) days after delivery of such Notice of Disagreement to resolve the issues stated therein with Deloitte & Touche representing the Sellers and Arthur Andersen representing the Purchaser. If after the end of such 45 day period the parties are unable to resolve such dispute, the Sellers and the Purchaser have selected Coopers & Lybrand as a mutually acceptable and independent accounting firm (such accounting firm being hereinafter referred to as the "Arbitrating Auditor") to resolve the disputed items and make
                    -------------------
a determination with respect thereto. The Sellers and the Purchaser shall each be entitled to make written submissions prepared by their respective accountants to the Arbitrating Auditor. The determination by the Arbitrating Auditor shall be final, binding and conclusive upon the parties hereto and shall be rendered within 35 days of the submission date. The scope of such firm's engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Closing Balance Sheet and the Working Capital Adjustment in light of such resolution. The fees, costs and expenses in connection with the preparation of the Closing Balance Sheet shall be split equally between the Purchaser and the Sellers. The Sellers shall be jointly and severally responsible for their half of such fees. The fees, costs and expenses of the Arbitrating Auditor, if any, will be borne as decided by the Arbitrating Auditor taking into consideration the outcome of its report. Within 10 (ten) days of delivery of a notice of determination by the Arbitrating Auditor as described above, any adjustment shall be paid. Any portion of the Purchase Price Adjustment not in dispute shall be paid when due; provided, however, that no adjustment shall be made if the Purchase Price Adjustment does not exceed a positive or negative number of $10,000, as the case may be.

          (d) Subject to clause (a) above, the parties agree that for the purposes of the Purchase Price Adjustment, the accounting treatment criteria used by Deloitte & Touche in preparing the Financial Statements, to the extent that such accounting treatment criteria were (i) in accordance with Argentine GAAP and (ii) consistently applied by Deloitte & Touche in the past in connection with the preparation of the Company's financial statements, shall be applied by the Arbitrating Auditor in resolving any dispute pursuant to Section 2.4(c).

          2.5  Excess Cash Distribution and Special Sale.
               -----------------------------------------

          (a) The Sellers will cause the Company to make the Excess Cash Distribution prior to the Closing Date.


          (b) Prior to the Closing Date, the Sellers shall cause the Company to sell, assign and convey (the "Special Sale") to Omnilink S.A. or an affiliate
                              ------------
thereof designated in writing by the Sellers, all of the Company's right, title and interest in the Repeater Business and assume all the obligations and liabilities, including liabilities for Taxes, with respect thereto (the

"Excluded Liabilities"), for an aggregate price of $91,560.33 payable in cash on
---------------------
the terms and conditions set forth below. Subject to (d), (e) and (f) below, the Sellers have taken all actions necessary to effect the Special Sale.

          (c) No Purchase Price Adjustment shall be made in connection with the Special Sale or any action taken in connection thereto.

          (d) The Excess Cash Distribution shall be distributed to the Sellers as a dividend (the "Dividend") to be approved prior to the Closing Date by a shareholders meeting of the Company out of the earned surplus as reflected on the audited balance sheet for the Company for the fiscal year ended June 30, 1996 pursuant to a resolution in the form attached hereto as Schedule 2.5(d). The Dividend is a valid dividend and has been declared and paid in accordance with applicable Argentine law and the Company had adequate surplus to declare the Dividend as of the date of declaration.

          (e) The Purchaser shall use its commercially reasonable efforts to cause the Company to take, or cause to be taken, or to do, or cause to be done, all things necessary or desirable under applicable laws to consummate the Special Sale, and to execute and deliver such other documents, certificates, agreements and other writings and take such other actions, corporate or otherwise, as may be necessary or desirable in order to consummate the Special Sale.

          (f) The Special Sale shall be implemented through the sale, assignment and conveyance of all the Repeater Business Assets from the Company to Omnilink S.A or an affiliate thereof designated in writing by the Sellers, for an aggregate price of $91,560.33; provided, however, that until the transfer of the frequencies is duly consummated or authorized by the relevant regulatory or governmental authorities, the Purchaser shall use its reasonable commercial efforts to cause the Company to continue to send invoices to customers and to seek to collect the accounts receivable allocable to such Repeater Business (collectively, the "Services") for the sole account and benefit of the Sellers, and the Company shall be compensated on a monthly basis, commencing thirty (30) days following the Closing, for its reasonable costs and expenses (including reasonably attributable administrative overhead) in rendering such services and for any other out-of-pocket costs, expenses or liabilities, including liabilities for Taxes with respect thereto, arising out of the conduct of such Repeater Business (the "Reimbursement Amounts"). The Company will provide such
                        ---------------------
services until December 31, 1997. Any income or revenue received by the Company or the Purchaser in respect of the Repeater Business shall be received by the Company or the Purchaser shall be held for the account of Omnilink S.A. or an affiliate thereof designated in writing by the Sellers, as the case may be to be paid on a monthly basis, net of all Reimbursement Amounts then owed to the Purchaser on a monthly basis, commencing thirty (30) days following the Closing. To the extent not fully consummated prior to Closing, the Purchaser agrees to cause the Company to transfer and convey to Omnilink S.A. or an affiliate thereof designated in writing by the Sellers the Repeater Business Assets set forth in Schedule 2.5(h)(ii), as soon as practicable after the Closing. The Purchaser hereby disclaims on behalf of the Company and itself any right, title or interest in or to the Repeater Business Assets other than as expressly provided herein. The Purchaser shall have no liability to the Sellers or the transferee of the Repeater Business Assets with regard to the Services or any other aspect of the Repeater Business other than as a result of the gross negligence or willful misconduct of the Purchaser or the Company.

          (g) The Sellers jointly and severally agree to pay, assume, remove, extinguish or cause to be extinguished all of the Excluded Liabilities (including all Taxes arising in connection with the operation of, or from the distribution of, the Repeater Business Assets) of the Company arising out of the Special Sale, whether arising prior to or following the Closing.

          (h)  For the purposes of this Section 2.5, "Repeater Business" means
                                                      -----------------
all rights, income and revenues, present or future, related to the rendering of community repeater services pursuant to a license granted to the Company by Resolution C.N.T. No. 2958 dated June 9, 1993 and the Repeater Business Assets. "Repeater Business Assets" means the frequencies specified under the heading
 ------------------------
"Repeater Frequencies" in Schedule 3.20 and the assets and properties listed in
Schedule 2.5(h)(i) and (ii).

          (i) All agreements and other documentation to be entered into in connection with the Special Sale shall be provided to the Purchaser and shall be subject to the approval of the Purchaser, such approval to be given promptly and not to be unreasonably withheld (it being understood that the only grounds upon which the Purchaser may object to either the form or substance of any such agreement or documents is that in its good faith and reasonable judgment it believes that such agreement or documents (i) impose obligations or liabilities on the Purchaser post-Closing which were not intended by the parties hereto or
(ii) require the Purchaser to transfer assets other than those contemplated in this Section 2.5 or (iii) are in violation of Argentine law or regulations).

          (j) All costs and expenses incurred by the Company, the Sellers or any Affiliate thereof in connection with the Special Sale shall be the joint and several obligation of the Sellers and shall not be paid by the Company or Purchaser, except as agreed upon in (f) above.

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                 ---------------------------------------------

          Each Seller hereby jointly and severally (with the exception of the Specified Representations for which liability shall be several and not joint) represents and warrants to the Purchaser as of the date hereof the following:

          3.1  Organization.
               ------------

          (a) Such Seller is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted.

          (b) The Company is a corporation duly organized and validly existing under the laws of the Republic of Argentina and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted. True and correct copies of the Estatutos of the Company as of the date hereof are attached hereto as Schedule 3.1(b). The Company does not have any subsidiaries.

          (c) The minute books of the Company accurately reflect all material actions and proceedings taken to date by the respective meetings of the stockholders and the board of directors of the Company. The stock ledger of the Company reflects accurately all transfers of capital stock of all classes of the Company.

          3.2  Authority to Execute and Deliver this Agreement.  Such Seller has
               -----------------------------------------------
all requisite right, power and authority and full legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by such Seller and the other Transaction Documents to which such Seller is a party, and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Seller, and no other corporate proceedings on its part are necessary to authorize this Agreement or the other Transaction Documents to which such Seller is a party, or to consummate the transactions contemplated hereby or thereby. This Agreement and the other Transaction Documents to which such Seller is a party, have been duly executed by such Seller and, assuming the due authorization and execution by the Purchaser and the other Sellers, constitute the legal, valid and binding obligations for such Seller enforceable against such Seller in accordance with their respective terms except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3.3  Ownership of Purchased Shares.
               -----------------------------

          (a) Such Seller owns the Purchased Shares set forth alongside its name on Schedule 2.1, and has good and marketable title to such Purchased Shares, free and clear of all Liens;

          (b) Each Seller shall sign a notice of transfer relating to its portion of the Purchased Shares and shall give such notice to the Company for registration of the transfer on the Company's stock ledger; and

          (c) Upon (i) receipt by the Company of the notices of transfer signed by such Seller and the registration of the transfer of such Purchased Shares on the Company's stock ledger, and (ii) receipt of the Purchase Price as provided herein, the Purchaser will receive good and marketable title to such Purchased Shares, free and clear of all Liens.

          3.4  No Conflict.  The execution, delivery and performance by such
               -----------
Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Seller or the Company, (ii) conflict with, or result in a breach of or constitute a default of, or an event creating rights of acceleration or termination (or an event which, with or without notice or lapse of time or both, would constitute a breach, acceleration or default) under, or permit cancellation of any terms or conditions of any Material Contract binding upon the Company, and (iii) conflict with, or result in a breach of or default under, any terms or conditions of the Estatutos or other organizational documents of such Seller and the Company.

          3.5  Rights Relating to Purchased Shares.  Such Seller by executing
               -----------------------------------
this Agreement waives any and all rights of first refusal and/or preemptive rights arising from and/or in connection with the transactions contemplated in this Agreement whether arising by statute, Estatutos or as a result of any agreement or arrangement by or among the Sellers, the Company or any third parties. Except for this Agreement and the other Transaction Documents, there are no contracts, warrants, options, puts, calls or other commitments or understandings of any character to which such Seller or the Company is a party or by which any of such Seller's or the Company's respective assets are bound relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, ownership, voting or transfer of any Shares of the Company.

          3.6  Capitalization; No Liens.  The issued capital stock of the
               ------------------------
Company consists of 356 Class A Shares of common stock, of 5 (five) votes each, and 999,644 Class B Shares of common stock, of 1 (one) vote each, par value Ps. 1 (one) per share. All the Shares have been duly authorized and are fully paid, outstanding and non-assessable and have not been issued in violation of any preemptive rights. There are no (i) capital contributions made to the Company and which are not yet capitalized, whether made by the Sellers or by other parties; (ii) capital increases or reductions resolved by the shareholders' meeting of the Company which would change the capitalization described above in this Section 3.6.

          3.7  Financial Information.
               ---------------------

          (a) The audited balance sheet for the Company for the fiscal year ended June 30, 1996 and the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997 and the related audited statements of income and retained earnings, audited statement of sources and uses of funds and exhibits and notes thereto of the Company for the fiscal year ended June 30, 1996 and the fiscal quarters ended September 30, 1996, December 31, 1996 and March 31, 1997 (the "Financial Statements") attached hereto as Schedule 3.7 are true and
      --------------------
accurate copies of the Financial Statements, have been prepared based upon the books and records of the Company, fairly present the financial condition and the results of operations and the sources and uses of funds of the Company for such respective periods and have been prepared in accordance with Argentine GAAP consistently applied with only such deviations from Argentine GAAP as referred to in the notes to the Financial Statements; and

          (b) Except as otherwise noted in the Financial Statements, the books and records of the Company have been maintained in accordance with Argentine law and otherwise in a manner substantially customary with the industry in the Republic of Argentina in which the Company is active.

          3.8  Changes.  Except as otherwise contemplated by this Agreement,
               -------
since December 31, 1996 (a) the Company has been operated only in the ordinary course of business consistent with past practice and (b) there has been no change in the business condition (financial or otherwise), affairs, operations, assets or properties of the Company, other than changes in the ordinary course of business consistent with past practice which have not and would not reasonably be expected to, in the aggregate, constitute a Material Adverse Change.

          3.9  Taxes.
          ----------

          (a) The Company has, within the time and in the manner prescribed by law, paid all Taxes that are due and payable on or prior to the Closing Date. The Company has filed on a timely basis all Tax Returns required to be filed, which Tax Returns are materially true, complete and correct. The Company has filed all Tax Returns with the appropriate taxing authorities on a timely basis in respect of all periods on or prior to the Closing Date.

          (b) No audits or, except as set forth in Schedule 3.9(b), other administrative proceedings, examinations, or court proceedings are presently pending or, to such Seller's Knowledge, threatened against the Company with regard to any Taxes or Tax Returns.

          (c) There are no Liens for Taxes upon the assets of the Company, except Liens for Taxes not yet due and payable.

          (d) The Company has established (and until the Closing will establish) on its books and records reserves that are adequate for the payment of all Taxes (whether or not due) in accordance with Argentine GAAP and the past accounting practices of the Company.

          (e) The statute of limitations for the assessment of any Taxes has expired for all of the Company's Tax Returns or the Company's Tax Returns have been examined by the corresponding authorities for all periods through January 1992, and no deficiency for any Taxes has been proposed, asserted or assessed against the Company which have not been resolved and paid in full.

          (f) The Company is not a party to any agreement or arrangement providing for the allocation or sharing of Taxes, other than any provisions regarding Taxes contained in the Material Contracts.

          3.10  Compliance.  The Company (i) is not in breach or violation of
                ----------
any term of its Estatutos and (ii) has obtained (a) all permits, approvals, authorizations, registrations, qualifications and filings with and under all Argentine or other authorities and agencies that are required to enable it to carry on its One-Way Paging Business as currently conducted and (b) all other material permits, approvals, authorizations, registrations, qualifications and filings with and under all Argentine or other authorities and agencies that are required to enable it or carry on its business as currently conducted ((a) and
(b) collectively, the "Operating Approvals"), and all such Operating Approvals
                       -------------------
are in full force and effect with respect to the Company and, to such Seller's Knowledge, no suspension of them has been threatened.

          3.11  Consents and Approvals.  No consent, approval, action or
                ----------------------
authorization of, or registration, declaration or filing with, or notification to, any third party or administrative, governmental, judicial or regulatory authority on the part of the Company or such Seller is required to be obtained or made by such Seller or the Company for the valid execution of this Agreement and the other Transaction Documents to which such Seller is a party or the consummation by such Seller of the transactions contemplated hereby or thereby, except for any consents, approvals, actions, authorizations, registrations, declarations, filings or notifications which relate to the CNC Approval as described in Section 6.1(a).

          3.12  Litigation.  Except as set forth in Schedule 3.12, there is no
                ----------
suit, claim, action, proceeding (including any reorganization, insolvency or bankruptcy proceeding) or investigation pending or, to such Seller's Knowledge, threatened, including without limitation, by any third party, government or governmental agency except for those suits, claims, actions, proceedings or investigations which, in the aggregate, would not result or, are not reasonably expected to result in a Material Adverse Change or in any substantial impairment of the right or ability of the Company to carry on its business as it is presently conducted or materially impair or delay such Seller's ability to effect the Closing or consummate the transactions contemplated hereby. Except as set forth in Schedule 3.12, the Company is not a party to or subject to the provisions of any order, injunction, judgment or decree of any court or governmental agency or instrumentality (other than government decrees of general applicability) except for those orders, injunctions, judgments or decrees which would not have or would not reasonably be expected to have a Material Adverse Effect and there is no action, suit, claim, proceeding or investigation by the Company currently pending or to the Seller's Knowledge threatened, or which the Company intends to initiate except for those actions, suits, claims, proceedings or investigations which would not result or would not reasonably be expected to result in a Material Adverse Change.

          3.13  Employee Benefit Matters.  Except as otherwise provided in
                ------------------------
Schedule 3.13, there are no bonus, stock option, stock purchase, incentive, deferred compensation, post-retirement medical or life insurance, supplemental retirement, severance or other related employee benefit plans, severance or compensation agreements, in each case for the benefit of, or relating to, current employees and former employees of the Company (collectively, the "Plans") which are not mandatory by law, union labor
 -----
agreements or as set forth on Schedules 3.13 and 3.14. Schedule 3.13 lists the current position and salary of each employee of the Company as of the date hereof.

          3.14  Labor Matters.  Schedule 3.14 lists all collective bargaining
                -------------
agreements or other labor union contracts applicable to persons employed by the Company. To such Seller's Knowledge, there are no grievances outstanding against the Company except for such grievances which would not have a Material Adverse Effect and, currently, there are no strikes, slowdowns, work stoppages, lockouts, or to such Seller's Knowledge threats thereof, by or with respect to any employees of the Company.

          3.15  Voting and Other Agreements.
                ---------------------------

          (a) There are no stockholder agreements, voting trusts, proxies or other similar agreements or understandings in effect with respect to the voting or transfer of any of the Purchased Shares except as described below.

          (b) The stockholders agreement entered into by Motorola, BGH, Jacobel and the Company, dated December 4, 1992 (the "Stockholders Agreement"), and all
                                              ----------------------
terms and provisions contained therein shall have been terminated on or prior to the Closing and upon such termination shall have no further force or effect.
The Company will not have any further obligations to any Seller or any third party thereunder, including but not limited to, the obligation to pay any management fees specified thereunder, and any payments required to be made but which have not been made under such stockholders agreement shall be canceled.

          3.16  Material Contracts.  Schedule 3.16 contains an accurate and
                ------------------
complete list of all contracts to which the Company is a party or by which it is bound or its assets are subject and that (i) obligates the Company to pay an amount in the aggregate of U.S. $100,000 or more (other than purchase orders in the ordinary course), (ii) relates to any reseller, distribution or other similar agreement, (iii) contains a covenant that materially limits or restricts the ability of the Company to compete or to conduct its business in any manner or place, (iv) evidences any liability or Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) in excess of U.S. $100,000, (v) grants a power of attorney, agency, or similar authority to another person or entity, (vi) relates to any properties as described in Section 3.17, (vii) contains a right of first refusal with respect to any assets with a fair market value in excess of U.S. $100,000, (viii) constitutes an employment or collective bargaining agreement or provides for severance benefits to any officer, director, or employee, (ix) provides for acquisitions or dispositions of assets or other capital expenditures in the aggregate in excess of U.S. $100,000, or (x) provides for the indemnification of, or indemnification by, the Company outside of the ordinary course of business (collectively, the "Material Contracts"). True, correct, and complete
                             ------------------
copies of the Material Contracts appearing in Schedule 3.16, including all amendments and supplements, have been delivered to the Purchaser with Schedule
3.16. Each Material Contract is valid and binding and in full force and effect with respect to the Company, and to the Company's knowledge, the other parties thereto. There has not occurred any alleged or actual breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default or would result in the termination or acceleration of or the right to terminate or accelerate (with the passage of time, notice or both) by the Company, under any of the Material Contracts, or to the Company's knowledge, the other parties thereto, which remains unremedied as of the date hereof, except for those which would not reasonably be expected to have a Material Adverse Effect.

          3.17  Properties.
                ----------

          (a) The Company has good and marketable title and the right of possession or other legal right to all real and personal properties (the "Properties") with a Net Book Value in excess of an amount equal to the equivalent of $100,000, free and clear of all Liens (except such liens and imperfections of title as do not materially and adversely affect the value of such property as reflected in the Financial Statements).

          (b) All properties held by or for the benefit of the Company under leases or licenses are held under valid, binding and enforceable leases or licenses, with such exceptions as do not have a Material Adverse Effect.

          3.18  Insurance.  Except with respect to the inventory pagers located
                ---------
in the offices of the Company, the Company is, and continuously since December 31, 1996 has been, insured with reputable insurers against all risks (i) normally insured against by companies of the same type and in the same line of business in the Republic of Argentina, including for workmen's accidents, or
(ii) as required under applicable law. All of the insurance policies or bonds maintained by it are in full force and effect and will remain in effect immediately following the Closing, all premiums due and owing thereunder through the date hereof and until the Closing have been paid in full and will be paid in full until the Closing, and all material claims under such insurance have been filed in due and timely fashion. To such Seller's Knowledge, such insurance coverage is generally in such form and amounts as is customarily maintained by prudent business persons engaged in the same or similar lines of business.

          3.19  Intellectual Property.  The Company owns and/or has enforceable
                ---------------------
rights to, free and clear of all Liens, patents, copyrights, service marks, trademarks, brand names, trade names, trade secrets, secret processes, confidential information, know-how, software, licenses and other intellectual property rights, including without limitation the use of the Radiomensaje name (collectively, "Intangible Property") required for use in connection with the
                -------------------
Company's business and does not have to pay a fee for the use thereof, nor to return any of the above to any third party upon the consummation of the purchase and sale of the Purchased Shares. Schedule 3.19 lists all patents, copyrights, service marks, trademarks, brand names, or trade names, and all registrations or applications for registration of any of the foregoing which are owned or used by the Company. The use by the Company of the Intangible Property has not and will not result in the infringement, violation or misappropriation of the rights of any third party, other than such infringement, violation or misappropriation which has not had a Material Adverse Effect. There are no pending, or to such Seller's Knowledge, threatened claims that any of the Intangible Property is invalid or unenforceable or that the use of such Intangible Property infringes, violates or misappropriates the rights of any third party. The Company has entered into confidentiality agreements with each of the employees listed on Schedule 3.13 substantially consistent with the form of employee confidentiality agreement previously delivered to the Purchaser.

          3.20  Frequencies.  Schedule 3.20(i) lists all paging and messaging
                -----------
licenses, permits, frequencies and similar regulatory documents which are material to the business or operations of the Company (the "Licenses") and such
                                                            --------
schedule includes all Licenses which are necessary, according to applicable law and regulations, to conduct its business or operations as they have been conducted to date. The Licenses are in full force and effect in accordance with applicable law and the terms thereof and are free and clear of all Liens which have been imposed by an action of the Company or any actions taken or not taken by the Company and such validity and effectiveness have not been impaired by the passage of any law, statute, or regulation by any governmental authority in Argentina since the granting or assignment of the Licenses. Except as provided in Schedule 3.20(ii), the Company has fully complied with the terms of each such License, conducted its business in accordance with the terms of each such License and is not, and has not received any notice that the Company is, in default (or with the giving of notice or lapse of time or both, would be in default) under, or has violated, any terms of any such License. The Company holds or has a right to use the necessary licenses to operate its paging and messaging services on the Frequencies listed in Schedule 3.20(i) and none of the licenses listed in Section 1 of Schedule 3.20(i) is scheduled to expire in accordance with its terms prior to December 31, 1997.

          3.21  Inventory.  No exception to Argentine GAAP has been taken by the
                ---------
Company's auditors in the Financial Statements regarding the Company's inventory, which inventory is of good, usable and merchantable quality, except for reasonable wear and tear. Such inventory is valued at cost which does not exceed the net realizable value and is net of an allowance for obsolescence of spare parts.

          3.22  Accounts Receivable and other Receivables.  The customer
                -----------------------------------------
accounts receivables provided in the Financial Statements arose in the ordinary course of business of the Company and represent the actual obligations of its customers. The accounts receivables balance in the aggregate fairly reflects the amounts owed to the Company by customers, net of a reserve for bad debts, which reserve was reasonable in accordance with Argentine GAAP in light of the circumstances existing at the time the reserve was booked.

          3.23  Dividends and Other Distributions.  Except for the Excess Cash
                ---------------------------------
Distribution and the Special Sale, there has been no dividend or other distribution of assets or securities, whether consisting of money, property, or any other thing of value, declared, issued, or paid subsequent to the date of the Financial Statements by the Company; provided, however, that the management fees reimbursed to the Sellers (by way of directors' fees or otherwise) in the ordinary course of business, including without limitation interim directors' fees payable pursuant to the shareholders' resolution in the form attached hereto as Schedule 2.5(d), should not be deemed a dividend or other distribution of assets for the purposes of this Section 3.23; and, provided, further, that the Purchaser shall duly ratify, in the shareholders meeting held to approve the balance sheet for the fiscal year ended June 30, 1997, any such interim directors' fees payable pursuant to the shareholders' resolution referred to above, for purposes of complying with Article 261 of Argentine Law No. 19,550, as amended.

          3.24  Brokers or Finders.  Other than as set forth in Schedule 3.24,
                ------------------
the Sellers have not retained, employed or used any broker or finder in connection with the purchase and sale of the Purchased Shares pursuant to this Agreement or in connection with the negotiations hereof. The Sellers shall be solely responsible for the fees and expenses of any broker or finder hired, if any, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Sellers or any of their Affiliates.

          3.25  Environmental Matters.  Except as would not result or would not
                ---------------------
reasonably be expected to result in a Material Adverse Effect, (i) the operations of the Company are in compliance with applicable Environmental Laws,
(ii) the Company is not subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or regarding any Hazardous Materials on any real property owned or leased by the Company, (iii) the Company has not caused or permitted its operations (X) to be used to generate, manufacture, transport, treat, store, handle, dispose or process Hazardous Materials, except in compliance with Environmental Laws, or (Y) to release, spill, leak, emit, discharge, dispose or dump any Hazardous Material that has gone onto or offsite any real property owned or leased by the Company, except in compliance with Environmental Laws and (iv) no person or entity has in the past utilized any real property owned or leased by the Company in a manner which has created any Hazardous Material on or offsite of such property, except in compliance with Environmental Laws. For the purposes of this Section 3.25, "Environmental Laws"
 ------------------
shall mean any federal, provincial or local law, ordinance, regulation, order or permit in Argentina pertaining to the environment, natural resources or public health or safety as presently in effect and "Hazardous Materials" shall mean
                                             -------------------
hazardous wastes, pollutants, substances or constituents, toxic or dangerous substances, or related material defined as such or any other similar designation in, or otherwise subject to regulation under, Environmental Laws.

          3.26  Undisclosed Liabilities.  Except for liabilities (i) reflected
                -----------------------
on or reserved against on the Financial Statements of the Company as of December 31, 1996, (ii) incurred since that date in the ordinary course of the Company's business or (iii) contemplated by this Agreement or any other of the Transaction Documents, to such Seller's Knowledge, the Company does not have any liabilities or other obligations (absolute, accrued, contingent or otherwise) individually having a value in excess of $1,000 and in the aggregate having a value in excess of $100,000, which relate to the Company or its business.

          3.27  Certain Interests.  Other than the Special Sale, the Company is
                -----------------
not a party to any transaction with any Seller or any Affiliate of any Seller other than (i) the Stockholders Agreement and (ii) purchase orders that have been entered into with an Affiliate of Motorola on an arms-length basis.

          3.28  Foreign Corrupt Practices Act.  To such Seller's Knowledge,
                -----------------------------
neither the Company, such Seller nor any of their respective officers, directors or employees has taken any action which would reasonably be expected to cause the Purchaser or its Affiliates to be liable under the Foreign Corrupt Practices Act of the United States of 1977, as amended, following the Closing.

          3.29  Solvency of BGH and Jacobel.  Each of BGH and Jacobel currently
                ---------------------------
are in sound financial standing and are solvent.

                                   ARTICLE IV


                              REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASER
                          ---------------------------

          The Purchaser represents and warrants to each Seller as of the date hereof:

          4.1  Organization.  The Purchaser is a company duly organized, validly
               ------------
existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted.

          4.2  Authority to Execute and Deliver this Agreement.  The Purchaser
               -----------------------------------------------
has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser, and no other corporate proceedings on its part are necessary to authorize this Agreement or the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and the other Transaction Documents to which it is a party have been duly executed by the Purchaser and, assuming the due authorization and execution by the Sellers, constitute the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with their terms except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4.3  No Conflict.  The execution, delivery and performance of this
               -----------
Agreement and the other Transaction Documents to which it is a party by the Purchaser and the consummation of the transactions contemplated hereby and thereby do not (a) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, (b) conflict with, or result in a breach of or constitute a default of, or an event creating rights of acceleration or termination (or an event which, with or without notice or lapse of time or both, would constitute a breach, acceleration or default) under, or permit cancellation of any terms or conditions of any material agreement binding on the Purchaser, and (c) conflict with, or result in a breach of or default under, any terms or conditions of the by-laws or other organizational documents of the Purchaser.

          4.4  Consents and Approvals.  No consent, approval, action or
               ----------------------
authorization of, or registration, declaration, or filing with or notification to, any third party or administrative, governmental, judicial or regulatory authority on the part of the Purchaser is required to be obtained or made by the Purchaser for the valid execution of this Agreement and the other Transaction Documents to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby or thereby, except for any consents, approvals, actions, authorizations, registrations, declarations, filings or notifications which relate to the CNC Approval as described in Section 6.1(a).

          4.5  Absence of Litigation.  There are no suits, claims, actions,
               ---------------------
proceedings (including any reorganization, insolvency or bankruptcy proceeding) or investigations pending or, to the Purchaser's knowledge, threatened, including without limitation, by any third party, government or governmental agency, against the Purchaser or any of its

Affiliates, or any of its or their assets or properties, before any court, arbitrator or administrative, governmental or regulatory authority which seek to delay or prevent the consummation of the transactions contemplated hereby or which would, individually or in the aggregate, be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

          4.6  Brokers or Finders.  The Purchaser has not retained, employed or
               ------------------
used any broker or finder in connection with the purchase and sale of the Purchased Shares pursuant to this Agreement or in connection with the negotiations hereof. The Purchaser shall be solely responsible for the fees and expenses of any broker or finder hired in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates.

          4.7  Newbridge Latin America, L.P. Purchase Obligation.  The "Common
               -------------------------------------------------
Shares Purchase Price" referred to in Section 1.4(a) of that certain Purchase Agreement dated as of September 19, 1996 by and between Newbridge Latin America, L.P. and the Purchaser was paid in full on or prior to April 30, 1997, and no unpaid portion of such Common Shares Purchase Price remains outstanding.

          4.8  Financial Information.
               ---------------------

          (a) The audited balance sheet for the Purchaser for the fiscal year ended December 31, 1996 and the related statements of income (the "Purchaser
                                                                   ---------
Financial Statements") attached hereto as Schedule 4.8 are true and accurate
--------------------
copies of the Purchaser Financial Statements, have been prepared based upon the books and records of the Purchaser, fairly present the financial condition and the results of operations of the Purchaser for such period and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied with only such deviations from U.S. GAAP as referred to in the notes to the Purchaser Financial Statements; and

          (b) Except as otherwise noted in the Purchaser Financial Statements, the books and records of the Purchaser have been maintained in accordance with applicable law and otherwise in a manner substantially customary with the industry in which the Purchaser is active.

          4.9  Changes.  Since December 31, 1996 (a) the Purchaser has been
               -------
operated only in the ordinary course of business consistent with past practice and (b) there has been no change in the business condition (financial or otherwise), affairs, operations, assets or properties of the Purchaser, other than changes in the ordinary course of business consistent with past practice which have not and would not reasonably be expected to, in the aggregate, constitute a change in the Purchaser that is materially adverse to the assets, business, results of operations or the condition (financial or otherwise) of the Purchaser (excluding any change principally due to general economic or industry wide conditions).

                                   ARTICLE V


                        COVENANTS RELATING TO CONDUCT OF
                        BUSINESS; ADDITIONAL AGREEMENTS
                        -------------------------------

          5.1  Operation of the Company.  From the date hereof to the Closing
               ------------------------
Date, the Sellers jointly and severally agree to cause the Company to conduct its business only in the ordinary course of business and shall use their reasonable commercial efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company. Without limiting the generality of the foregoing, from the date hereof to the Closing Date, the Sellers jointly and severally agree to cause the Company not to:

          (a) create, permit or suffer to exist any Lien upon or with respect to the Company or any of its assets or revenues.

          (b)  incur, create, assume or permit to exist any Indebtedness.

          (c) subject to Section 2.5, declare, set aside or make any dividends, payments or distributions in cash, securities or property to the stockholders of the Company.

          (d)  amend its Estatutos or other comparable organizational document.

          (e) redeem or otherwise acquire any shares of its capital stock, or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of its capital stock, or split, combine or reclassify any of its capital stock or issue any securities in exchange or in substitution for shares of its capital stock.

          (f) make any change in any method of accounting or accounting practice or policy, except as required by applicable law or by Argentine GAAP.

          (g) increase any salaries of any officer, director or employee, except as in the ordinary course of business.

          5.2  Operation of the Purchaser.  From the date hereof to the Closing
               --------------------------
Date, the Purchaser will conduct its business only in the ordinary course of business and shall use its reasonable commercial efforts to preserve intact its current business organization.

          5.3  Operation of Mtel Argentina.  From the date hereof to the Closing
               ---------------------------
Date, the Purchaser will cause Mtel Argentina to conduct its business only in the ordinary course of business and shall use its reasonable commercial efforts to preserve intact the current business organization of Mtel Argentina, keep available the services of the current officers, employees, and agents of Mtel Argentina, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Mtel Argentina.

          5.4  Restricted Activity.  From and after the Closing:
               -------------------

          (a) Each Seller severally but not jointly covenants and agrees that it will not, and will cause its Affiliates not to, engage in the One-Way Paging Business in the Territory for a period of five years from the Closing Date, except (i) as stated in paragraph (e) herein or (ii) following (A) a default by Mtel Argentina to pay principal or interest under any Note, and either (B) any transfer of title related thereto, including by foreclosure, by a Seller or Sellers thereunder of fifty percent (50%) or more in the aggregate of the tangible or operating assets of Mtel Argentina or (C) the exercise of remedies related thereto by the Collateral Agent pursuant to the Pledge Agreement.

          (b) Each Seller severally but not jointly covenants and agrees that it will not, and will cause each of its Affiliates not to, engage in the Two-Way Paging Business in the Territory for a period of five years from the Closing Date, except as stated in paragraph (e) herein and except (i) such Seller or Sellers (and their Affiliates) may engage in a Two-Way Paging Business in the Territory as a Carrier's Carrier at any time after twenty-one months from the Closing Date upon having given nine months prior written notice, provided that such Seller or Sellers pay to Mtel Argentina upon the commencement of commercial operations as a Carrier's Carrier the amount of $3.0 million to be comprised of
(A) if such commercial operations commence on or before twenty-four months from the Closing Date, cash equal to $1,500,000 and reductions from the final payments due upon maturity in the amounts of (x) $900,000 under the promissory note of Mtel Argentina, dated the date hereof, in favor of the Purchaser and assigned and delivered to BGH pursuant to this Agreement (the "BGH Promissory Note"), and (y) $600,000 under
                                 -------------------
the promissory note of Mtel Argentina, dated the date hereof, in favor of the Purchaser and assigned and delivered to Motorola pursuant to this Agreement (the "Motorola Promissory Note") or (B) if such commercial operations commence
 ------------------------
between twenty-four months and thirty-six months from the Closing Date, a reduction from the final payments due upon maturity in the amounts of (x) $1.8 million under the BGH Promissory Note and (y) $1.2 million under the Motorola Promissory Note, (ii) such Seller or Sellers (and their Affiliates) may engage in the Two-Way Paging Business as a Carrier's Carrier after thirty-six months from the Closing Date without paying any fee to the Purchaser or being subject to any other restriction and (iii) if the parties mutually engage in the Two-Way Paging Business in the Territory as provided in any joint venture agreement among the parties at such time. In the event that (i) Mtel Argentina defaults in its obligations to pay principal or interest under any Note, and (ii) such Seller or Sellers desire to engage in a Two-Way Paging Business in the Territory as a Carrier's Carrier at any time after twenty-one months from the Closing Date, the payment obligations of the Sellers under paragraph (b) of this Section shall be comprised of a reduction from the final payments due upon maturity in the amounts of (x) $1.8 million under the BGH Promissory Note and (y) $1.2 million under the Motorola Promissory Note. In the event the remaining outstanding principal balance of the Note of any Seller is less than the amount of any payment due by such Seller under this Section 5.4(b), any remaining portion of such payment owed by such Seller shall be paid to the Purchaser in cash. In the event that one but not all of the Sellers engages in a Two-Way Paging Business in the Territory as permitted in this paragraph (b), then such Seller shall be solely responsible for payment of the entire $3.0 million referred to above; provided that if commercial operations of such business commence on or before twenty-four months from the Closing Date, such payment shall be comprised, subject to the immediately preceding sentence, of $1,500,000 in cash and reduction of $1,500,000 from the final payment due upon maturity of the promissory note of such Seller. So long as each Seller is not in default of any of its obligations under this Section 5.4, payment of the amounts set forth in this paragraph (b) shall act as a full and complete release of any further obligations of such Seller or Sellers (and their Affiliates) hereunder and the provisions of this Section are the sole remedy available to the Purchaser.

          (c) If such Seller or Sellers or their Affiliates commence commercial operations in the Territory as a Carrier's Carrier pursuant to Section 5.4(b)(i), such Seller or Sellers and their Affiliates (other than Compania de Radiocomunicaciones Moviles S.A. ("CRM") or any subsidiary or parent company of
                                   ---
CRM) severally but not jointly agree to provide to Mtel Argentina upon request "most favored nation" terms, including but not limited to pricing, for Two-Way Paging services offered by such Seller or Sellers or their Affiliates (other than CRM or any subsidiary or parent company of CRM) in the Territory for five years from the Closing Date.

          (d) In the event that the Purchaser defaults in its obligations to pay principal or interest under any Bridge Note, such default shall act as a full and complete release of the payment obligations of such Seller or Sellers under paragraph (b) of this Section.

          (e) Nothing contained in this Agreement shall restrict or prohibit in any manner any existing or future operations, activities or conduct of business by CRM or any subsidiary or parent company of CRM other than any Seller (each, a "CRM Entity"); provided that for a period of five years from the Closing Date
 ----------
none of the Sellers or any representative of any of such Seller or Sellers shall participate, encourage, promote, initiate, provide information to, collude, cooperate, assist or advise in any activity, either in their respective capacities as stockholders, employees or directors of any CRM Entity which would directly or indirectly assist a CRM Entity in entering or engaging in a One-Way Paging Business or a Two-Way Paging Business, except as a reseller of Mtel Argentina or any future Two-Way Paging venture entered into between the Purchaser and such Sellers; and provided further, that nothing contained in this Section 5.4(e) shall restrict or prohibit in any manner Motorola or any of its Affiliates from selling or otherwise providing equipment to any Person. If any representative of any Seller is a director of a CRM Entity, such representative shall comply with provisions set forth above if such representative: (i) constitutes a different individual than the representative which then serves as a director of Mtel Argentina and such Seller has set up a "chinese wall" prohibiting access to information with respect to Mtel Argentina's One-Way Paging Business and Two-Way Paging Business between such individuals; provided that this clause (i) shall not apply to Alberto Hojman during the period he serves as a director of both CRM and Mtel Argentina, (ii) excuses himself or herself from participating in any discussions with any director, officer, employee, agent or representative of any CRM Entity regarding any CRM Entity entering into, implementing or conducting the One-Way Paging Business or Two-Way Paging Business, whether at CRM board of directors meetings or otherwise, (iii) abstains from voting on any issue relating to the CRM Entity entering into, implementing or conducting the One-Way Paging Business or Two-Way Paging Business, and (iv) does not use any information or intelligence obtained from Mtel Argentina to the competitive disadvantage of the One-Way Paging Business or the Two-Way Paging Business of Mtel Argentina. For all periods prior to the Merger, "Mtel Argentina", as used in this Section 5.4(e), shall mean both the Company and Mtel Argentina.

          (f) The Parties agree that this Section 5.4 is intended to restrict any Seller or Sellers and their Affiliates from engaging in the One-Way Paging Business and Two-Way Paging Business in the Territory and not to restrict (by way of example) activities involving cellular communication systems, land mobile systems or high-capacity data transfers, except as they now or in the future operate on frequencies designated for One-Way Paging and Two-Way Paging.

          (g) Each Seller severally but not jointly acknowledges that the period of restriction and the territory provided in this Agreement are the minimum necessary to protect the Company and its successors and assigns in the use and enjoyment of the assets and the stock purchased by the Company, which gives this Agreement a peculiar value to the Company, the loss of which may not be reasonably or adequately compensated for by damages in an action at law, and that a violation or breach or threatened violation or breach by any Seller or any of their respective Affiliates of any of the provisions contained in this
Section 5.4 will cause the Company irreparable injury. Each Seller therefore agrees that the Company shall be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, to the extent permitted by applicable law without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining each Seller and their respective Affiliates from any such violation or threatened violations. Obtainment of such injunction by the Company shall not be considered an election of remedies or a waiver of any right to assert any other remedies available at law or in equity. The restrictive covenants contained herein shall be construed as agreements which are independent of any other provisions of the Agreement or any other understanding or agreement between the parties. To the extent any provision hereof is deemed unenforceable by virtue of its scope in terms of territory, business activities or length of time, but may be made enforceable by limitations thereon, each Seller severally but not jointly agrees that such reductions or limitations may be made so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which enforcement is sought.

          (h)  For the purposes of this Section 5.4, the following definitions
          --------------------------------------------------------------------
shall apply:
------------

          "Carrier's Carrier" means an entity that distributes messaging
           -----------------
services generated on a Two-Way Paging System in the Territory exclusively on a wholesale basis through resellers and other third party distribution channels.

          "One-Way Paging" means providing to customers and/or operating one-way
           --------------
tone, numeric and/or alpha-numeric messaging services.

          "One-Way Paging Business" means directly or indirectly, owning,
           -----------------------
operating, selling, marketing, distributing or otherwise dealing in or with One-Way Paging provided by means of a One-Way Paging System.

          "One-Way Paging System" means a telecommunications system which
           ---------------------
operates through the use of (i) radio frequencies at present allocated 148 MHz, 149 MHz and 173 MHz for tone and voice and 400 MHz or 900 MHz allocated for numeric and/or alpha-numeric messaging services and/or (ii) any other frequencies allocated in the future for the provision of One-Way Paging.

          "Territory" means the Republic of Argentina.
           ---------

          "Two-Way Paging" means providing to customers and/or operating tone,
           --------------
voice, numeric and/or alpha-numeric alert services for such messaging to subscriber units capable of generating an acknowledgment or initiating a signal to be received in a network and includes acknowledgment paging, interactive two-way messaging and fixed location services.

          "Two-Way Paging Business" means directly or indirectly owning,
           -----------------------
operating, selling, marketing, distributing or otherwise dealing in or with Two-Way Paging provided by means of a Two-Way Paging System.

          "Two-Way Paging System" means a telecommunications system which
           ---------------------
operates through the use of (i) radio frequencies anticipated to be allocated 900 MHz and/or (ii) any other frequencies allocated for the provision of Two-Way Paging.

          5.5  CNC Letter; Merger of the Company and Mtel Argentina.
               ----------------------------------------------------

          (a) As promptly as practicable after the execution of this Agreement, the Purchaser shall cause Mtel Argentina S.A. and the Sellers jointly and severally agree to cause the Company to file with the CNC a letter substantially in the form attached hereto as Exhibit E (the "CNC Letter") and the Purchaser
                                               ----------
shall use its commercially reasonable efforts to obtain the CNC Approval. In furtherance of the foregoing, each Seller shall furnish to the Purchaser such information and assistance as the Purchaser may reasonably request in connection with obtaining the CNC Approval. Each Seller also severally but not jointly agrees to cooperate with the Purchaser using commercially reasonable efforts to obtain the CNC Approval.

          (b) As promptly as practicable following (i) the Closing and (ii) the receipt of the CNC Letter, the Purchaser shall take, or cause to be taken, all reasonable corporate and other actions in the Company and in Mtel Argentina to duly approve and consummate a merger (the "Merger") of Mtel Argentina with and
                                           ------
into the Company, including using its commercially reasonable efforts to obtain or make all necessary governmental approvals, consents, waivers, registrations and filings in connection therewith.

          (c) Any other provision of this Agreement to the contrary notwithstanding, (i) no Seller is making any representation, warranty, covenant or agreement with respect to the Merger, including the Company's authority or ability to effect the Merger, any required consents or approvals for the consummation thereof, or the consequences of the Merger to the Company, the Purchaser or Mtel Argentina, other than as contained in
Section 5.5(a) or 6.1(b), and (ii) the Purchaser shall have no liability under this Agreement and the other Transaction Documents in the event it is delayed in its ability or unable to effect the Merger as a result of any breach of a representation, warranty, covenant or agreement by any of the Sellers; provided that in such event the Pledge Agreement shall remain in effect in accordance with its terms.

          5.6  Directors of Mtel Argentina.  From and after the Closing so long
               ---------------------------
as any portion of obligations of Mtel Argentina under any Note shall remain unpaid, the Purchaser shall vote the Purchased Shares (or shall cause the Purchased Shares to be voted) and any other shares of capital stock of the Company hereafter acquired and take all other necessary action to cause the board of directors of Mtel Argentina to include at all times one director designated in writing by BGH and one director designated in writing by Motorola.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

          6.1  Conditions to Each Party's Obligations.  The respective
               --------------------------------------
obligations of the Sellers to sell the Purchased Shares and of the Purchaser to purchase the Purchased Shares shall be subject to the satisfaction of the following conditions:

          (a)  CNC Approval.  The Purchaser shall have obtained a favorable
               ------------
response from the President of the Comision Nacional de Comunicaciones ("CNC")
                                                                         ---
or, in his absence, from his duly authorized designee, substantially to the effect set forth in the fifth paragraph of the CNC Letter (the "CNC Approval").
                                                                ------------

          (b)  No Injunctions or Restraints.  No statute, rule, regulation,
               ----------------------------
injunction, restraining order or decree or any court or governmental or regulatory authority of competent jurisdiction shall be in effect that restrains or prevents the sale or purchase of the Purchased Shares or the consummation of the Merger.

          6.2  Conditions to Obligations of the Purchaser.  The obligations of
               ------------------------------------------
the Purchaser to purchase the Purchased Shares are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Purchaser:

          (a)  Representations and Warranties.  There shall be no breach of any
               ------------------------------
representation or warranty of any Seller hereunder or under any of the other Transaction Documents to which any Seller is a party.

          (b)  Agreements.  Each Seller shall have performed and complied with
               ----------
all of its covenants and agreements required by this Agreement or by any of the other Transaction Documents to which such Seller is a party to be performed or complied with by it prior to or at the Closing.

          6.3  Conditions to Obligations of each Seller.  The obligations of the
               ----------------------------------------
each Seller to sell the Purchased Shares owned by it are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by each Seller:

          (a)  Representations and Warranties.  There shall be no breach of any
               ------------------------------
representation or warranty of the Purchaser hereunder or under any of the other Transaction Documents to which the Purchaser is a party.

          (b)  Agreements.  The Purchaser shall have performed and complied with
               ----------
all of its covenants and agreements required by this Agreement or by any of the other Transaction Documents to which the Purchaser is a party to be performed or complied with by it prior to or at the Closing.

          (c)  Officers Certificate.  The Chief Financial Officer of the Company
               --------------------
shall have delivered an Officers Certificate to the Purchaser, dated as of a date no more than two Business Days prior to the Closing, which shall state that the amount of cash or cash equivalents held by the Company as of that date is at least $400,000 (which statement shall be confirmed in a supplemental Officers Certificate delivered by the Chief Financial Officer of the Company delivered to the Purchaser as of the Closing Date if such original Officers Certificate is delivered more than one Business Day prior to the Closing), and shall state his good faith estimate of the Working Capital Balance as of the date of such Certificate, based on the Company's financial statements for the end of the previous month and the Company's books and records for the interim period, and that `such amount is at least $700,000.

                                  ARTICLE VII


                                  THE CLOSING
                                  -----------

          At the Closing the following shall take place:

          7.1  Resignation of Directors.  Each of the members of the Board of
               ------------------------
Directors and members of the Surveillance Committee (Comision Fiscalizadora) of the Company shall have submitted written resignations of all executive or non-executive positions in the Company and such resignations shall be accepted and their performance approved by a stockholders meeting of the Company to be held at the Closing. Such resignations declare that the signatories thereof have no claims against the Company for director fees, reimbursement of expenses or for any other reason.

          7.2  Notice of Transfer of the Purchased Shares.  The Sellers shall
               ------------------------------------------
have prepared and delivered to the Purchaser a notification to the Company with instructions to register the Purchased Shares in the name of the Purchaser in the Company's stock ledger.

          7.3  Purchase Price.  The Purchase Price shall be paid by the
               --------------
Purchaser in accordance with the form of payment set forth in Section 2.3 hereof. The Purchaser shall (i) assign and deliver to the Sellers the Notes, and (ii) execute and deliver to the Sellers the Bridge Notes and the Pledge Agreements. The Sellers shall deliver to the Purchaser all stock certificates for the Purchased Shares.

          7.4  Legal Opinions.  Counsel to the Purchaser shall deliver a legal
               --------------
opinion to the Sellers as to the matters set forth in Exhibit G hereto.

          7.5  Other Documents.  The Purchaser and each of the Sellers shall
               ---------------
deliver to the others the following: (i) certified copies of its respective organizational documents and by-laws, (ii) in the case of the Purchaser, BGH and Jacobel, certified copies of the resolutions of its board of directors approving the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and any documents relating hereto or thereto, and, in the case of Motorola, an Assistant Secretary's Certificate certifying to the authority of the officer executing this Agreement and the other Transaction Documents to which it is a party and to sell the Purchased Shares owned by it, (iii) a certificate setting out the names and signatures of the persons authorized to sign, on its behalf, as applicable, this Agreement and the other Transaction Documents to which it is a party and any documents to be delivered by such party related thereto, and (iv) such other certificates and documents as the others shall reasonably request.

          7.6  Company Expenses.  The Sellers shall reimburse the Company for
               ----------------
any Company Expenses.

          All of the transactions, payments and transfers described above shall be accomplished simultaneously, it being the intention of the parties that none of the documents shall be deemed delivered and none of the actions shall be deemed effective until all of such matters have been consummated, and the Purchase Price has been paid.


                                 ARTICLE VIII

                                INDEMNIFICATION
                                ---------------

          8.1  Indemnification by the Sellers.
               ------------------------------

          (a) The Sellers shall jointly and severally from time to time indemnify and hold harmless the Purchaser and its directors, officers, employees, affiliates, agents and successors (collectively, the "Purchaser
                                                                 ---------
Indemnified Parties") from and after the Closing Date from and against any and
-------------------
all losses, payments (whether in cash or in kind), claims, damages, liabilities (including liabilities for Taxes), obligations, penalties, judgments, awards, costs, expenses (including, without limitation, reasonable attorneys' fees), interest and disbursements, any amounts (whether in cash or in kind) in settlement of any and all actions, suits, proceedings and investigations in respect thereof (hereinafter collectively referred to as "Losses"), directly or
                                                          ------
indirectly caused by, relating to, based upon or arising out of or in connection with (i) the breach of any representation or warranty contained in Article III (other than the Specified Representations) for such period as such representation or warranty survives or (ii) except as otherwise stated, the breach of or failure to perform any covenant or agreement of each Seller pursuant to this Agreement. For a period of ten (10) years from and after the Closing, the Sellers shall jointly and severally from time to time indemnify and hold harmless the Purchaser Indemnified Parties from and after the Closing Date from and against any Losses directly or indirectly caused by, relating to, based upon or arising out of or in connection with the Special Sale. For a period of ten (10) years from and after the Closing, the Sellers shall jointly and severally from time to time indemnify and hold harmless the Purchaser Indemnified Parties from and after the Closing Date from and against any Losses directly or indirectly caused by, relating to, based upon or arising out of or in connection with the (i) validity or effectiveness of any License during any period prior to the Closing or (ii) the imposition of a Lien, use, misuse or violation of the terms of any License, in each case by the Company during any period prior to the Closing (collectively, the "License Indemnity"). Each
                                                -----------------
Seller shall severally but not jointly from time to time indemnify and hold harmless the Purchaser Indemnified Parties from and after the Closing Date from and against any and all Losses caused by, relating to, based upon or arising in connection with the breach of any of the Specified Representations by such Seller for such period as such representations or warranties survive. The obligations of the Sellers under any covenant in this Agreement are joint and several except where otherwise stated. No claim for recovery for any Losses relating to, based upon or arising out of or in connection with Taxes shall be made under this Section 8.1(a) to the extent that such claim has been made under
Section 8.6.

          (b) Losses shall be reduced by (i) the net amounts recovered by the Company under any insurance policy in respect of any such Loss (less any retrospective premiums or any forms of self-insurance paid after the Closing
Date) or any cash indemnity, contribution or similar payment actually received by the Company in respect of such Loss (collectively "Proceeds") and (ii) any
                                                      --------
reserves established in the Financial Statements specifically established in accordance with Argentine GAAP with respect to the matters which are the subject of any such Losses ("Reserves"); except with regard to any Losses directly or
                     --------
indirectly caused by, relating to, based upon or arising out of or in connection with Sections 2.5, 3,3, 3.5 or 3.20 as to which Losses shall not be reduced by either Proceeds or Reserves or Section 3.9 as to which Losses shall not be reduced by Proceeds.

          (c) No claim may be made by the Purchaser Indemnified Parties against any Seller for indemnification pursuant to Section 8.1(a)(i) hereof relating to the breach of any representation or warranty contained herein (other than those representations or warranties contained in Sections 2.5, 3.3, 3.5, 3.9 and 3.20 as to which this Section shall not apply) except to the extent that the amount of Losses relating to each such claim individually exceeds $1,000 and the aggregate amount of Losses exceeds $250,000 (in which case all such Losses in excess of $50,000 shall be indemnifiable). Any individual or aggregate claim relating to Sections 2.5, 3.3, 3.5, 3.9 or 3.20 shall not be subject to any minimum dollar threshold.

          (d) No claim shall be made by the Purchaser Indemnified Parties against any Seller for indemnification pursuant to Section 8.1(a)(i) hereof in respect of breaches of any representation or warranty of each Seller contained in (i) Article III (other than any representation or warranty contained in Sections 2.5, 3.3, 3.5, 3.9 and 3.20 hereof) for amounts individually or in the aggregate exceeding $10,000,000, or (ii) Sections 3.3, 3.5 and 3.20 hereof for amounts individually or in the aggregate exceeding $32,000,000, and the Sellers shall have no personal liability for any Losses in excess of any such amounts. No claim shall be made by the Purchaser Indemnified Parties against any Seller for indemnification in respect of the License Indemnity for amounts individually or in the aggregate exceeding $32,000,000, and the Sellers shall have no personal liability for any Losses in excess of any such amount. There shall be no limitation on liability applicable to Sections 2.5 or 3.9.

          (e) Any indemnification obligation of any Seller, whether joint or several, shall first be paid with the same proportional combination of cash, Notes and Bridge Notes in which the Purchase Price is payable as provided in
Section 2.3 hereof. Any payment made by a Seller shall be made as follows: (i) with regard to cash, in Dollars, by wire transfer of immediately available funds to an account specified by the Purchaser, and (ii) with regard to a payment on the Notes or Bridge Notes, by a reduction in principal of the Notes or Bridge Notes to the extent such notes are still outstanding. Any additional indemnification obligation of such Seller (whether joint or several) which exceeds the above shall be paid by such Seller in cash. For any joint and several obligation, the Purchaser shall be entitled to enforce its rights against any or all Sellers for the full amount of the obligation.

          8.2  Indemnification by the Purchaser.  The Purchaser shall indemnify,
               --------------------------------
defend and hold harmless the Sellers and each of their respective directors, officers, employees, affiliates, agents and successors (collectively, the "Seller Indemnified Parties") from and after the Closing Date from and against any and all Losses caused by, relating to, based upon, arising out of or in connection with the conduct of the Company's operations and business from and after the Closing (other than with respect to the Excluded Liabilities).

          8.3  Indemnification Procedures; Third Party Claims.  The Purchaser
               ----------------------------------------------
Indemnified Parties or the Seller Indemnified Parties, as the case may be, shall give the other(s) prompt written notice of any claim, assertion, event or proceeding concerning any liability or damage as to which it may request indemnification from the other(s) hereunder (an "Asserted Liability"); provided, however, that any failure by a party to notify the other(s) shall not relieve the other(s) from its or their obligations hereunder. Upon written notice to the Purchaser Indemnified Party given by the Sellers after receipt of notice of any such action or proceeding by or in respect of a third party, the Sellers may assume the defense thereof at their own expense with counsel chosen by the Sellers, which shall be reasonably satisfactory to the Purchaser Indemnified Party; provided that if, under applicable standards of professional conduct a conflict on any significant issue between the Sellers and any Purchaser Indemnified Party exists in respect of such Asserted Liability, then the Sellers shall severally but not jointly reimburse the Purchaser Indemnified Party for the reasonable fees and expenses of one additional counsel to be retained in order to resolve such conflict, promptly upon presentation by the Purchaser Indemnified Party of invoices or other documentation evidencing such amounts to be reimbursed. If the Sellers undertake to defend against such Asserted Liability, the Sellers shall control the investigation, defense and settlement thereof; provided that (i) the Sellers shall severally but not jointly use their reasonable efforts to defend and protect the interests of the Purchaser Indemnified Party with respect to such Asserted Liability, (ii) the Purchaser Indemnified Party, prior to or during the period in which the Sellers assume control of such matter, may take such reasonable actions as the Purchaser Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Purchaser Indemnified Party's rights to defense and indemnification pursuant to this Agreement, (iii) the Sellers shall not, without the prior written consent of the Purchaser Indemnified Party, consent to any settlement which (A) does not contain an unconditional release of the Purchaser Indemnified Party from the subject matter of the settlement, (B) imposes any liabilities or obligations on the Purchaser Indemnified Party, and (C) with respect to any non-monetary provision of such settlement, could, in the Purchaser Indemnified Party's judgment, have an adverse effect on the business, operations, assets or properties of the business or the Purchaser Indemnified Party and (iv) in the event that the Sellers undertake to defend against such Asserted Liability, the Sellers shall be deemed to have agreed that they will indemnify the Purchaser Indemnified Party pursuant to, and subject to the conditions and limitations set forth in, the provisions of this Article VIII. Notwithstanding the foregoing, the Purchaser Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Sellers shall have undertaken to defend so long as the Purchaser Indemnified Party shall also waive any right to indemnification therefor by the Sellers. If the Sellers undertake to defend against such Asserted Liability, the Purchaser Indemnified Party shall cooperate to the extent reasonable (during regular business hours) with the Sellers and their counsel in the investigation, defense and settlement thereof. If the Purchaser Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. If the Sellers do not undertake within 30 days following the notice of claim to defend against such Asserted Liability, then the Sellers shall have the right to participate in any such defense at its sole cost and expense, but, in such case, the Purchaser Indemnified Party shall control the investigation and defense and may settle or take any other actions the Purchaser Indemnified Party deems reasonably advisable without in any way waiving or otherwise affecting the Purchaser Indemnified Party's rights to indemnification pursuant to this Agreement. The Purchaser Indemnified Party and the Sellers agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand. The Purchaser Indemnified Party and the Sellers and their employees also agree (which agreement shall be several but not joint, in the case of the Sellers) to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

          In the event that a Purchaser Indemnified Party has a claim against the Sellers hereunder which it determines to assert, but which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Purchaser Indemnified Party shall send a notice notifying the Sellers in writing of such Asserted Liability (the "Claim Notice") with respect to such claim to the Sellers. The Sellers shall have 60 days from the date such Claim Notice is delivered during which to notify the Purchaser Indemnified Party in writing of any good faith objections it has to the Purchaser Indemnified Party's Claim Notice or claims for indemnification, setting forth in reasonable detail each of the Sellers' objections thereto. If the Sellers do not deliver such written notice of objection within such 60-day period, the Sellers shall be deemed to have accepted responsibility for the prompt payment of the Purchaser Indemnified Party's claims for indemnification, and shall have no further right to contest the validity of such indemnification claims. If the Sellers do deliver such written notice of objection within such 60-day period, the Sellers and the Purchaser Indemnified Party shall attempt in good faith to resolve any such dispute within 45 days of the delivery by the Sellers of such written notice of objection. If the Parties are unable to resolve such dispute within the 45 day period, then such dispute may be submitted for resolution to judicial proceedings in accordance with the procedures for submission to jurisdiction as set forth in Section 9.4.

          8.4  Exclusive Remedy.  The indemnification provisions of Section 8.1
          ---------------------
hereof shall constitute the exclusive remedy available to the parties hereto for breaches of any representation or warranty or the failure to perform or otherwise fulfill any undertaking or agreement or obligation hereunder; provided that nothing contained in this Section 8.4 shall preclude any party from pursuing any other remedy available to such party in the case of fraud or willful misconduct by any other party hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall any Party hereto be liable for punitive damages or for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if such Party has been advised of the likelihood of such loss or damage and regardless of the form of action, except that the Sellers may be liable for claims of consequential loss or damage in respect of (i) a breach of the representation and warranty contained in Section 3.20 and (ii) the License Indemnity.

          8.5  Offset.  Once fully applied in respect of any indemnification
               ------
obligation pursuant to this Article VIII, any Reserves or Proceeds may not thereafter be applied to reduce or offset any other indemnification obligation.

          8.6  Certain Tax Matters.
               -------------------

          To the extent the provisions in Section 8.6 with respect to Taxes and any tax indemnity are inconsistent with the other indemnification procedures set forth in Article VIII, the procedures set forth in this Section 8.6 shall govern. No claim for recovery for any Losses relating to Taxes shall be made under Section 8.1(a) to the extent that such claim has been made under this
Section 8.6.

          (a)  Indemnification.

         (i) The Sellers jointly and severally hereby agree to indemnify, defend and hold the Company, the Purchaser and its Affiliates harmless from and against any and all Taxes of the Company, to the extent that such Taxes exceed the amounts reserved for on the Closing Balance Sheet, that are imposed upon such indemnified party with respect to (1) any taxable period ending on or before the Closing Date (such Taxes are hereinafter referred to as "Pre-Closing Taxes" and such periods as "Pre-Closing Periods") and
     (2) the aggregate amount of any real property transfer or gains, sales, use, transfer, value-added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes that are required to be paid in connection with the transactions contemplated herein (collectively, "Transfer Taxes"), in each case, together with all reasonable legal fees, costs and expenses incurred by the Company, the Purchaser or their Affiliates, as the case may be, in connection therewith.

         (ii) The Purchaser hereby agrees to indemnify, defend and hold each Seller harmless from and against any and all Taxes (other than Transfer Taxes and any Taxes arising from the Excluded Liabilities) with respect to the Company that are imposed upon such Seller with respect to any taxable period beginning after the Closing Date, together with all reasonable legal fees, costs and expenses incurred by each Seller and its Affiliates in connection therewith.

         (iii) For purposes of this Article VIII, Taxes of the Company for any taxable period that begins before and ends after the Closing Date shall be deemed to be allocated to the portion of such period ending on and including the Closing Date on the basis of a hypothetical closing of the books of the Company.

          (b)   Control of Contests.

         (i) If a notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other claim (a "Tax Claim") shall be delivered, sent, commenced, or initiated to or against the Company or any Purchaser Indemnified Party by any taxing authority (whether foreign or domestic) with respect to Taxes for which the Company or the Purchaser Indemnified Party are entitled to indemnification under this
     Section 8.6, the Purchaser shall promptly notify the Sellers in writing of the Tax Claim. If a Tax Claim shall be delivered, sent, commenced or initiated to or against any Seller Indemnified Party by any taxing authority (whether foreign or domestic) with respect to Taxes for which one Party to this Agreement is entitled to indemnification under this Section 8.6, such Seller Indemnified Party shall promptly notify the Purchaser in writing of such Tax Claim.

         (ii) If any Seller notifies the Purchaser in writing within 10 days of receiving notice of a Tax Claim involving solely Pre-Closing Taxes (the "Control Notice"), the Sellers shall be entitled to control, at their sole cost and expense, the defense of any such Tax Claim, provided, however, that (1) the Sellers shall keep the Purchaser informed about, and shall allow them to participate in (but not control), at their sole expense, the defense of any such Tax Claim; (2) the Sellers shall not pay, discharge, settle, compromise, litigate or otherwise dispose (collectively, "dispose") of any such Tax Claim without obtaining the prior written consent of the Purchaser, which shall not be unreasonably withheld or delayed; and (3) if the Purchaser disagrees with any proposed disposition of any such Tax Claim, the Purchaser shall have the right, at its sole expense, to litigate such Tax Claim; provided, further, that (a) the Sellers' indemnification obligation with respect to such Tax Claim shall be no greater than such obligation would have been had such Tax Claim been disposed of in the manner originally contemplated by the Sellers and (b) the Purchaser severally shall indemnify, defend and hold harmless the Sellers from and against any liability for Taxes with respect to the Company that are imposed upon such indemnified party in excess of the liability for Taxes, if any, that otherwise would have resulted had such Tax Claim been disposed of in the manner originally contemplated by the Sellers.

            (iii) If the Sellers do not provide the Purchaser with the Control Notice within the 10-day period prescribed in subparagraph (b)(ii) above, the Purchaser shall control the defense of any Tax Claim involving solely Pre-Closing Taxes and (1) shall consult with the Sellers and keep Sellers informed of all material developments and events relating to such Tax Claim and (2) shall not dispose of such Tax Claim without the written consent of the Sellers, which shall not be unreasonably withheld or delayed.

            (iv) The Purchaser, in its sole discretion, shall be entitled to control the defense and disposition of all other Tax Claims.

            (v) The indemnifying party shall pay to the indemnified party all indemnity amounts in respect of any Tax Claim within ten (10) business days after such Tax Claim is disposed of or a Final Determination has been made with respect thereto. "Final Determination" shall mean (1) the entry of a decision of a court competent jurisdiction at such time as an appeal may no longer be taken from such decision or (2) the execution of a closing agreement or its equivalent between the particular taxpayer and the particular relevant taxing authority.

            (c)  Preparation and Filing of Tax Returns; Payment of Taxes.

            (i) On or prior to the Closing Date, (1) the Sellers jointly and severally agree to cause the Company to prepare or cause to be prepared and file or cause to be filed on a timely basis and in a manner consistent with past practice all Tax Returns of the Company for all Pre-Closing Periods, which Tax Returns are due (giving effect to any extensions thereto) on or before the Closing Date and (2) the Sellers or the Company shall be responsible for and shall timely pay all Taxes shown to be due thereon prior to the Closing Date.

           (ii) After the Closing Date, the Purchaser shall cause the Company to prepare or cause to be prepared and shall file or cause to be filed on a timely basis all other Tax Returns with respect to the Company and shall pay or cause to be paid the Taxes shown due thereon; provided, however, that if the Sellers do not consent to the filing of any such Tax Return, the Purchaser shall be entitled to file such Tax Return, and any disputed items relating to such Tax Return shall be subject to the dispute resolution procedures set forth in Section 9.4.

          (iii) The party responsible for filing any Tax Return with respect to Transfer Taxes shall prepare or cause to be prepared and shall file or cause to be filed on a timely basis such Tax Return and shall pay or cause to be paid the Transfer Taxes shown due thereon. The filing party shall provide the other party with a schedule calculating in reasonable detail such other party's indemnification obligation pursuant to subsection (a) hereof, which amounts shall be paid to the filing party within five days of receiving such schedule.

          (d) Mutual Cooperation. Each of the Purchaser and the Sellers shall provide the other, and, after the Closing Date, the Purchaser shall cause the Company to provide the Sellers, with such assistance as may reasonably be requested by either of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, any judicial or administrative proceedings relating to liability for Taxes, or any Tax Claim, and each will retain and provide the other with any records or information that may be relevant to such Tax Return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules.

          (e) Miscellaneous. Any payment required by this Section 8.6 which is not made on or before the date provided shall bear interest after such date until paid at the rate of twelve percent (12%) per annum from the date of payment by the Purchaser or the Company.

          8.7  Reporting Indemnity Payments.  Any payment made by the Sellers to
               ----------------------------
a Purchaser Indemnified Party pursuant to this Article VIII shall be treated as if it reduced the Purchase Price by the amount of the payment, and any payment made by the Purchaser to a Seller Indemnified Party pursuant to this Article VIII shall be treated as if it increased the Purchase Price by the amount of the payment. To the extent permitted by applicable law, each of the Purchaser and Sellers agree to report all such payments for all foreign, federal, state and local income tax

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

purposes in a manner consistent with the treatment described above and to notify each other promptly in the event that any taxing authority proposes to disallow such treatment.

                                  ARTICLE IX


                                 MISCELLANEOUS
                                 -------------

          9.1  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties of the Sellers and the Purchaser contained in this Agreement shall survive the Closing Date and remain in full force and effect for a period of eighteen (18) months following the Closing, except for (i) the representations and warranties contained in Sections 2.5, 3.3 and 3.20 hereof which shall survive for ten (10) years following the Closing and (ii) the representations and warranties contained in Section 3.9 hereof which shall survive until the applicable period under the statute of limitations therefor has expired; provided, however, that the indemnification obligations of each of the parties with respect to such matters shall not terminate with respect to any matter as to which the party entitled to indemnification hereunder shall have made a claim prior to the time such representations and warranties shall have ceased to survive by delivering written notice thereof to the other party pursuant to the provisions set forth in Section 9.3 of this Agreement.

          9.2  Waivers and Amendments.  This Agreement may only be modified with
               ----------------------
the written consent of the parties hereto. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Sellers hereby waive the right to demand that the Purchaser post a performance bond or guaranty in any action proceeding initiated against the Sellers in Argentina.

          9.3  Notices, etc.  Except as otherwise provided in this Agreement,
               ------------
all notices and other communications pursuant to this Agreement shall be in writing and shall be delivered in person, by courier, or by certified airmail (postage prepaid, return receipt requested). All such notices shall be sent to the facsimile number or address (as the case may be) specified for the intended recipient in Schedule 9.3, or to such other number or address as such recipient may have last specified by notice to the other parties. All such notices shall be effective upon receipt.

          9.4  Submission to Jurisdiction.
               --------------------------

          (a) In the event of any dispute, controversy or claim arising out of or relating to this Agreement (including, without limitation, any provision of any Schedule hereto or as to whether or not a party to this Agreement (a "Party") is entitled to indemnification pursuant to Sections 8.1 or 8.2 hereof
 -----
or the amount of such claim) or the breach, termination or validity thereof (a "Dispute"), upon the written request (a "Request") of any Party, the matter
--------                                 -------
shall immediately be referred to the senior officers of each Party for resolution. The senior officers shall meet immediately and attempt in good faith and in the spirit of mutual cooperation to negotiate a resolution of the Dispute.

          (b)  If the Parties are unable to resolve the Dispute within forty-two
(42) days after receipt of a Request, then the Dispute may be submitted for resolution to judicial proceedings. Each Party hereby irrevocably (i) agrees that any legal suit, action or proceeding over a Dispute may be instituted in any state or federal court sitting in the City of New York, Borough of Manhattan, State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may have now or hereafter based on lack of personal jurisdiction, forum non conveniens or to the laying of venue of any such suit, action or proceeding, and (iii) expressly consents and submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each Party also hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement.

          9.5  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN
               -------------
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          9.6  Successors and Assigns.
               ----------------------

          (a) This Agreement shall be binding upon the parties and their respective successors and shall not be assignable by any party hereto.

          (b) Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          9.7  Entire Agreement.  This Agreement, its Schedules and the other
               ----------------
Transaction Documents constitute the entire understanding of the parties with respect to the matter hereof, and supersede all prior understandings, agreements and negotiations of the parties with respect to such matters.

          9.8  Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          9.9   Titles and Subtitles.  The titles of the paragraphs and
                --------------------
subparagraphs of this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          9.10  Counterparts.  This Agreement shall be executed in 4 (four)
                ------------
copies, each of which shall be an original.

          9.11  Delays or Omissions.  No delay or omission to exercise any
                -------------------
right, power or remedy on the part of any party upon any breach or default of any party to this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any of the breach or default theretofore or thereafter occurring. In addition, any waiver, permit, consent or approval of any kind or character on any party of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and all remedies either under this Agreement, or by law otherwise afforded to any party, shall be cumulative and not alternative.

          9.12  Expenses.  Each party shall bear its own costs and expenses in
                --------
connection with the transactions contemplated hereby, whether or not such transactions are consummated.

          9.13  Termination.
                -----------

          (a) This Agreement and the transactions contemplated hereby shall terminate if the Closing does not occur on or before June 27, 1997, and otherwise may be terminated at any time before the Closing as follows:

            (i) By mutual consent in writing of the Purchaser and each Seller.

           (ii) By the Purchaser, on the one hand, and any Seller, on the other hand, if there has been a breach by the other of any of its or their representations, warranties, covenants or agreements contained herein or in any of the other Transaction Documents to which it or such other party or parties is a party.

            (b) In the event that this Agreement shall be terminated pursuant to
Section 9.13(a), all further obligations of the parties hereunder shall terminate without further liability of any party to another, provided that a termination of this Agreement shall not relieve any party of any liability for a breach of any representation, warranty, covenant or agreement hereunder, or be deemed to constitute a waiver of any available remedy for any such breach.

          9.14  Judgment Currency.  Any obligation of the Purchaser or the
                -----------------
Sellers hereunder to make payments in United States dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by the Purchasers or the Sellers (as the case may be) of the full amount of United States dollars payable hereunder and the Purchaser and the Sellers (as the case may be) shall indemnify each other Party hereto (and each Party shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Party pursuant to any such tender or recovery. Each Party's determination of amounts effectively received by them shall be conclusive absent manifest error. Each Party will provide the other Parties hereto with a copy of such Party's calculations in connection with making such determination. The rate at which any other currency is converted into United States dollars pursuant to this Section 9.14 shall be established by an objective third party.

          9.15  Access of Information; Confidentiality.  Prior to and following
                --------------------------------------
the Closing, each Seller on behalf of itself and each of its officers, directors, employees, agents or representatives (collectively, "Representatives") severally but not jointly covenants and agrees for so long as
 ---------------
such Seller (or, in the case of Jacobel, for so long as BGH) has a representative on the board of directors of Mtel Argentina and for a period of two (2) years thereafter to keep Proprietary Information (as defined below) confidential and not to disclose such Proprietary Information to any third party, which shall include without limitation CRM or any CRM Entity and its Representatives; provided that such Seller may disclose such Proprietary Information without liability in connection with any Dispute hereunder or if such Seller (i) for periods prior to the Closing only, has received the opinion of counsel that such disclosure must be made in order to comply with applicable law or such Seller's listing requirements or (ii) is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose such Proprietary Information. "Proprietary Information" shall mean all
                                         -----------------------
information relating to the business, operations, properties or assets of the Company, including without limitation the One-Way Paging Business or the Two-Way Paging Business of the Company, or the Purchaser or Mtel Argentina, excluding for such purposes any information which became or becomes generally available to the public other than as a result of a disclosure by any Seller or which is or becomes known to any Seller on a non-confidential basis from a source other than the Company or another Seller or any of their Representatives.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                         BGH S.A.

                         By:
                            ----------------------------------
                            Name:
                            Title:

                         MOTOROLA INTERNATIONAL DEVELOPMENT
                           CORPORATION

                         By:
                            ----------------------------------
                            Name:
                            Title:

                         JACOBEL S.A.

                         By:
                            ----------------------------------
                            Name:
                            Title:

                         MTEL LATIN AMERICA, INC.

                         By:
                            ----------------------------------
                            Name:
                            Title: